EX4.34F
FINAL FORM

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 30, 2017 (this “First Amendment”), is entered into by and among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, certain of the Lenders party hereto which constitute the “Required Lenders”, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agent are parties to the Fifth Amended and Restated Credit Agreement dated as of November 1, 2016 (as amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, agreed to make loans and other financial accommodations to the U.S. Borrower and the Canadian Borrower; and
WHEREAS, the Borrowers have requested that the Agent and the Required Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent and the Required Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
1.Defined Terms. Except as otherwise defined in this First Amendment, terms used herein that are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.
2.    Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the following amendments shall be incorporated into the Credit Agreement effective as of the Effective Date:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:
“Accounts Collateral: the U.S. Accounts Collateral and the Canadian Accounts Collateral.”
“Canadian Accounts Collateral: “Collateral” as defined in the Canadian Security Agreement.”

“Copyright Security Agreement: each agreement pursuant to which a U.S. Facility Loan Party grants to the Agent a Lien on such U.S. Facility Loan Party’s interests in copyrights and copyright applications and other related property and rights as security for any of the U.S. Facility Obligations.”
“Non-Accounts Collateral: “Collateral” as defined in the U.S. Security Agreement and other property of any U.S. Facility Loan Party which has been pledged to secure the U.S. Facility Obligations pursuant to any Security Document, but excluding the U.S. Accounts Collateral and the U.S. Eligible Pledged Cash.”
“Patent Security Agreement: each agreement pursuant to which a U.S. Facility Loan Party grants to the Agent a Lien on such U.S. Facility Loan Party’s patents, patent applications and other related rights as security for any of the U.S. Facility Obligations.”
“Trademark Security Agreement: each agreement pursuant to which a U.S. Facility Loan Party grants to the Agent a Lien on such U.S. Facility Loan Party’s interests in trademarks, trademark applications, service marks, service mark applications and other related property and rights as security for any of the U.S. Facility Obligations.”
“U.S. Accounts Collateral: “Accounts Collateral” as defined in the U.S. Security Agreement.”
(b)    Section 1.1 of the Credit Agreement is hereby amended by substituting the definitions of the following terms as set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:
“Excluded Accounts: (a) Deposit Accounts of any Loan Party exclusively used for payroll, payroll taxes or employee benefits in the Ordinary Course of Business, and (b) other Deposit Accounts of the Loan Parties containing not more than the Dollar Equivalent of $1,000,000 in the aggregate at any time.”
“Lien Waiver: an agreement, in form and substance reasonably satisfactory to the Agent, by which (a) for any material Collateral located on premises leased by a Loan Party, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral during certain time periods to be agreed upon by the Agent and such lessor; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Agent, and agrees to deliver the Collateral to the Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to the Agent the right, vis-à-vis such Licensor, to enforce the Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License Agreement.”
“Security Documents: this Agreement, each Guarantee, U.S. Security Agreements, Patent Security Agreements, Trademark Security Agreements, Canadian Security Agreements, Deposit Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.”
“U.S. Security Agreement: collectively, each general security agreement among any U.S. Domiciled Loan Party and the Agent, including, without limitation, that certain Seconded Amended and Restated Security Agreement (U.S. Domiciled Loan Parties) dated as of June 30, 2017, among the U.S. Borrower, the other U.S. Domiciled Loan Parties party thereto and the Agent (as amended, modified and supplemented from time to time).”
(c)    Section 5.2 of the Credit Agreement is hereby amended by deleting the third sentence therein in its entirety and inserting the following in lieu thereof:
“Unless the Agent otherwise agrees, if any Disposition includes the disposition of Accounts Collateral, then the Net Cash Proceeds equal to the greater of (a) the net book value of the applicable Accounts Collateral, or (b) the reduction in the Borrowing Base of the applicable Borrower upon giving effect to such Disposition, shall be applied to the Revolver Loans of such Borrower.”
(d)    Section 8.2.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:
“Proceeds of Accounts Collateral; Payment Items Received. Each Loan Party shall request in writing and otherwise take commercially reasonable steps to ensure that all payments on Accounts or otherwise relating to Accounts Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Loan Party or Restricted Subsidiary receives cash or Payment Items with respect to any Accounts Collateral or any such Payment Item not properly deposited by a lockbox servicer in accordance with the requirements set forth in Section 8.2.4, it shall hold same in trust for the Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.”
(e)    Section 8.5 of the Credit Agreement is hereby amended by deleting the third sentence in such section in its entirety and inserting the following in lieu thereof:

“The sole account holder of each Deposit Account shall be a single Loan Party and, subject to any security interests governed by an Intercreditor Agreement, the Loan Parties shall not allow any other Person (other than the Agent) to have control (as contemplated by the UCC and the PPSA) over a Deposit Account or any Property deposited therein.”
(f)    Section 8.6.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:
“Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Loan Parties at the Loan Parties’ business locations set forth in Schedule 2 to the Perfection Certificates, except that Loan Parties may move any tangible item of Collateral to another location in the United States or Canada in the Ordinary Course of Business.”
(g)    Section 10.1.12(a)(iii) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:
“within three (3) Business Days after such formation or acquisition, cause such U.S. Subsidiary and each direct and indirect parent of such U.S. Subsidiary (if it has not already done so) to duly execute and deliver to the Agent a U.S. Security Agreement, Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, or supplement thereto, as applicable, in form and substance satisfactory to the Agent, securing the U.S. Facility Obligations,”
(h)    Section 10.1.22 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:
“Cash Management Arrangements. Maintain, and cause each of the other Loan Parties to maintain, Bank of America or one or more Lenders as the Loan Parties’ principal depository bank for the maintenance of operating and deposit accounts, lockbox administration, funds transfer, information reporting services and other treasury management services, and further, to cause all proceeds of Accounts Collateral to be deposited in a Dominion Account (or a lockbox relating to a Dominion Account) in accordance with Section 8.2.4 and Section 8.2.5.”
(i)    Section 10.2.1 of the Credit Agreement is hereby amended by deleting clause (n) in its entirety and inserting the following in lieu thereof:
“(n) Liens securing Other Permitted Canadian Debt; provided, that no such Lien shall extend to or cover any Accounts Collateral; and”

(j)    Section 10.2.2 of the Credit Agreement is hereby amended by deleting clause (m) in its entirety and inserting the following in lieu thereof:
“(m) Other Secured Debt incurred by the U.S. Borrower and the U.S. Facility Guarantors so long as (i) no Default or Event of Default exists immediately prior to or after giving effect to the incurrence thereof, (ii) either (A) Liquidity (after giving pro forma effect to the incurrence of such Other Secured Debt both as of the proposed date of such incurrence and during the thirty (30) consecutive day period immediately preceding the proposed date of such incurrence) is greater than or equal to twenty percent (20%) of the Line Cap (after giving pro forma effect to such Other Secured Debt), or (B) (1) Liquidity (after giving pro forma effect to the incurrence of such Other Secured Debt both as of the proposed date of such incurrence and during the thirty (30) consecutive day period immediately preceding the proposed date of such incurrence) is greater than or equal to fifteen percent (15%) of the Line Cap (after giving pro forma effect to such Other Secured Debt) and (2) the U.S. Borrower and its Restricted Subsidiaries have a Fixed Charge Coverage Ratio of not less than 1.00 : 1.00 (after giving pro forma effect to the incurrence of such Other Secured Debt), (iii) either (A) Liens incurred in connection with such Other Secured Debt do not attach to any Collateral or (B) if Liens incurred in connection with such Other Secured Debt attach to any Collateral, then (1) any such Liens on Accounts Collateral must be junior to those granted to the Agent, for the benefit of the Secured Parties, and subject to an Intercreditor Agreement (in form and substance acceptable to the Agent (at the direction of the Required Lenders)) and (2) any such Liens on Non-Accounts Collateral may be senior to those granted to the Agent, for the benefit of the Secured Parties, and must be subject to an Intercreditor Agreement (in form and substance acceptable to the Agent (at the direction of the Required Lenders)); (iv) at least twenty (20) days prior to the incurrence of such Other Secured Debt (or such shorter time as agreed to by Agent), the Loan Party Agent shall deliver a certificate to the Agent certifying that the incurrence of such Other Secured Debt will comply with this clause (m) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance); and (v) upon incurring such Other Secured Debt, the Loan Party Agent shall deliver a certificate to the Agent certifying that (A) attached thereto are complete and correct copies of the material agreements entered into in connection with such Other Secured Debt, (B) the transactions contemplated by such agreements have been consummated in accordance with the terms of such agreements, and (C) the incurrence of such Other Secured Debt complied with this clause (m) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);”
(k)    Section 10.2.5 of the Credit Agreement is hereby amended by deleting the introductory language to clause (g) in its entirety and inserting the following in lieu thereof:

“provided that no Default or Event of Default exists immediately prior to or after such Disposition, Dispositions of any Non-Accounts Collateral or Other Property by the U.S. Borrower or any of its Subsidiaries so long as:”
3.    Representations and Warranties. Each Loan Party hereby represents and warrants that:
(a)    no Default or Event of Default has occurred and is continuing;
(b)    the execution, delivery and performance of this First Amendment by each Loan Party are all within such Loan Party’s corporate powers, are not in contravention of any Applicable Law or the terms of such Loan Party’s Organic Documents, the Term Loan Agreement (as defined below), or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and the other Secured Parties pursuant to the Credit Agreement and the other Loan Documents as amended hereby;
(c)    this First Amendment and each other agreement or instrument to be executed and delivered by the Loan Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Loan Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Loan Party contained herein and therein constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and
(d)    after giving effect to this First Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for the representations and warranties contained in Sections 9.1.5(a) and (b) of the Credit Agreement, which shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.1(a) and (b) of the Credit Agreement, respectively.
4.    Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as, the “Effective Date”):
(a)    the Required Lenders shall have approved this First Amendment and the other Loan Documents to be entered into as of the date hereof;

(b)    the Agent shall have received this First Amendment, duly executed by each of the parties hereto;
(c)    the Agent shall have received the following documents, each duly executed by each of the parties party thereto and in form and substance reasonably satisfactory to the Agent:
(i)    that certain Second Amended and Restated Security Agreement (U.S. Domiciled Loan Parties) (the “Amended U.S. Security Agreement”), dated as of the date hereof, by and among the U.S. Domiciled Loan Parties and the Agent;
(ii)    that certain Patent Security Agreement, dated as of the date hereof, by and among certain U.S. Domiciled Loan Parties and the Agent;
(iii)    that certain Trademark Security Agreement, dated as of the date hereof, by and among certain U.S. Domiciled Loan Parties and the Agent;
(iv)    that certain Copyright Security Agreement, dated as of the date hereof, by and among certain U.S. Domiciled Loan Parties and the Agent;
(v)    that certain Intercreditor Agreement, dated as of the date hereof, by and among the Agent, Goldman Sachs Lending Partners LLC, as agent under the Term Loan Agreement (as defined below), and the U.S. Domiciled Loan Parties;
(vi)    a U.S. Perfection Certificate, dated as of the date hereof, by the U.S. Domiciled Loan Parties;
(vii)    a certificate of a Responsible Officer of each U.S. Domiciled Loan Party, in form and substance reasonably satisfactory to the Agent, certifying (A) there has been no change to such Loan Party’s Organic Documents since the Closing Date; and (B) that an attached copy of resolutions authorizing execution and delivery of the documents to be entered into on the date hereof is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this First Amendment;
(viii)    a certificate of a Responsible Officer of the U.S. Borrower, in form and substance reasonably satisfactory to the Agent, certifying that after giving effect to the incurrence of indebtedness under the Term Loan Agreement (as hereinafter defined) and the redemption or repurchase of any Senior High Yield Notes under the Senior High Yield Indenture (2020) in connection therewith, the U.S. Borrower will be in compliance with Section 10.2.2(m) and Section 10.2.14 of the Credit Agreement; and
(ix)    that certain side letter, dated as of the date hereof, by and among the Borrowers and the Agent;

(d)    the Agent shall have received proper financing statements filed under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Liens created under the Amended U.S. Security Agreement, covering the Collateral described in the Amended U.S. Security Agreement;
(e)    the Agent shall have received good standing certificates and/or certificates of status for each U.S. Domiciled Loan Party, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization;
(f)    the Agent shall have received copies of that certain Credit Agreement (the “Term Loan Agreement”), dated as of the date hereof, by and among the U.S. Borrower, the term lenders party thereto and Goldman Sachs Lending Partners LLC, in its capacity as agent for the term lenders party thereto, and all material agreements entered into in connection therewith, in all cases in form and substance reasonably satisfactory to the Agent;
(g)    the Agent shall have received favorable opinions, in each case addressed to the Agent and each Lender, from each of (A) Davis, Malm & D’Agostine, P.C., U.S. counsel to the Loan Parties, (B) Herrick, Feinstein LLP, New York counsel to the Loan Parties, and (C) Terschan, Steinle, Hodan & Gazner Ltd., Wisconsin counsel to one of the U.S. Domiciled Loan Parties;
(h)    after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing;
(i)    all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this First Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and
(j)    the Borrowers shall have paid in full all fees and expenses of the Agent (including the fees, charges and disbursement of counsel to the Agent) incurred in connection with the preparation, execution, delivery and administration of this First Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances).
5.    Effect on Loan Documents. The Credit Agreement and the other Loan Documents, after giving effect to the First Amendment and the other Loan Documents to be executed simultaneously herewith, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Secured Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Loan Party hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party.
6.    Further Assurances. Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this First Amendment, the Credit Agreement, and the other Loan Documents, as modified hereby or simultaneously herewith, as applicable.
7.    Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Agent and the other Secured Parties, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Agent or the other Secured Parties, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Agent and the other Secured Parties, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or the other Secured Parties (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Agent, the other Secured Parties or other Releasees on or prior to the Effective Date.
8.    No Novation; Entire Agreement. This First Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Agent and the other Secured Parties regarding the subject matter hereof or thereof.
9.    Choice of Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

10.    Counterparts; Facsimile Execution. This First Amendment may be executed in any number of counterparts and by different parties and on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this First Amendment.
11.    Construction. This First Amendment is a Loan Document. This First Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.
12.    Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.
BORROWERS:
CLEAN HARBORS, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President and CFO
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to First Amendment to Credit Agreement]

OTHER LOAN PARTIES:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC

[Signature Page to First Amendment to Credit Agreement]

EX4.34F
FINAL FORM

CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
EMERALD SERVICES MONTANA LLC
EMERALD WEST, L.L.C.
GSX DISPOSAL, LLC
HECKMANN ENVIRONMENTAL SERVICES, INC.
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
OILY WASTE PROCESSORS, INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
RS USED OIL SERVICES, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SANITHERM USA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SK HOLDING COMPANY, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

[Signature Page to First Amendment to Credit Agreement]

EX4.34F
FINAL FORM

            By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

             By: /s/ Michael R. McDonald
Name: Michael R. McDonald
Title: President

[Signature Page to First Amendment to Credit Agreement]

510127 N.B. INC.
BCT STRUCTURES, ULC
CLEAN HARBORS CANADA, INC.
CLEAN HARBORS CATALYST SERVICES LTD.
CLEAN HARBORS DIRECTIONAL BORING SERVICES, ULC
CLEAN HARBORS ENERGY AND INDUSTRIAL SERVICES CORP.
CLEAN HARBORS ENERGY AND INDUSTRIAL WESTERN LTD.
CLEAN HARBORS ENERGY SERVICES, ULC
CLEAN HARBORS EXPLORATION SERVICES, ULC
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
CLEAN HARBORS INNU ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS LODGING SERVICES, ULC
CLEAN HARBORS MERCIER, INC.
CLEAN HARBORS PRODUCTION SERVICES, ULC
CLEAN HARBORS QUEBEC, INC.
CLEAN HARBORS SURFACE RENTALS, ULC
ENVIRONNEMENT SERVICES ET MACHINERIE E.S.M. INC.
ENVIROSORT INC.
GRIZZCO CAMP SERVICES, ULC
JL FILTRATION INC.
SAFETY-KLEEN CANADA INC.
SANITHERM, ULC
TRI-VAX ENTERPRISES LTD.
VULSAY INDUSTRIES LTD.

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to First Amendment to Credit Agreement]

EX4.34F
FINAL FORM

CLEAN HARBORS DIRECTIONAL BORING SERVICES LP
Clean Harbors Directional Boring Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

CLEAN HARBORS ENERGY AND INDUSTRIAL SERVICES LP
Clean Harbors Energy and Industrial Services Corp.
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

CLEAN HARBORS EXPLORATION SERVICES LP
Clean Harbors Exploration Services ULC,
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

CLEAN HARBORS LODGING SERVICES LP
Clean Harbors Lodging Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

[Signature Page to First Amendment to Credit Agreement]

EX4.34F
FINAL FORM

CLEAN HARBORS SURFACE RENTALS PARTNERSHIP
Clean Harbors Surface Rentals, ULC,
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

JL FILTRATION OPERATING LIMITED PARTNERSHIP
JL Filtration Inc., Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

VERSANT ENERGY SERVICES, LP
Clean Harbors Industrial Services Canada, Inc.,
Its General Partner

By: /s/ Michael L. Battles
    Michael L. Battles, Executive Vice President

[Signature Page to First Amendment to Credit Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a U.S. Lender
By: /s/ Christopher M. O’Halloran
Name: Christopher M. O’Halloran
Title: Senior Vice President
BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender
By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Canadian Lender
By: /s/ Farhad Foroughi
Name: Farhad Foroughi
Title: Authorized Signatory

By: /s/ Geoff Golding
Name: Geoff Golding
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a U.S. Lender
By: /s/ Andrew Campbell
Name: Andrew Campbell
Title: Authorized Signatory

By: /s/ Melissa Brown
Name: Melissa Brown
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CITIZENS BUSINESS CAPITAL, f/k/a RBS CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC., f/k/a RBS ASSET FINANCE, INC., as a U.S. Lender and Canadian Lender
By: /s/ Peter Yelle
Name: Peter Yelle
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender
By: /s/ Marie C. Duhamel
Name: Marie C. Duhamel
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Canadian Lender
By: /s/ Auggie Marchetti                .
Name: Auggie Marchetti
Title: Authorized Officer

[Signature Page to First Amendment to Credit Agreement]

SUNTRUST BANK, as a U.S. Lender and Canadian Lender
By: /s/ Christopher M. Waterstreet
Name: Christopher M. Waterstreet
Title: Director

[Signature Page to First Amendment to Credit Agreement]